Exhibit 10.7

2003 PACIFIC CITY BANK

STOCK OPTION PLAN,

as amended by the shareholders in 2006

and subsequently adopted by Pacific City Financial Corporation in 2007

1.                                      Purpose of the Plan.

The purpose of this 2003 Pacific City Bank Stock Option Plan (the “Plan”) is to advance the interests of the Bank by providing select Participants with the opportunity to acquire Shares. By encouraging such stock ownership, the Bank seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors, Employees and Organizers of the Bank or any Affiliate to promote the success of the business.

2.                                      Definitions.

As used herein, the following definitions shall apply:

(a)                                 “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code, and any other subsidiary corporations of a parent corporation of the Bank.

(b)                                 “Agreement” shall mean a written agreement entered into in accordance with Section 5(c).

(c)                                  “Award” shall mean an Option evidenced by a written agreement entered into in accordance with Section 5(c).

(d)                                 “Bank” shall mean the Pacific City Bank, a California banking corporation.

(e)                                  “Board” shall mean the Board of Directors of the Bank.

(f)                                   “Code” shall mean the Internal Revenue Code, as amended.

(g)                                  “Committee” shall mean the Bank’s Compensation Committee appointed by the Board.

(h)                                 “Common Stock” shall mean the common stock of the Bank.

(i)                                     “Continuous Service” shall mean the absence of any interruption or termination of service as an Employee or Director of the Bank or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or an Affiliate.  In the event that a Participant is both an Employee and a Director, the termination of one or the other status shall not constitute an interruption or termination of Continuous Service.

(j)                                    “Director” shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

(k)                                 “Non-Employee Director” shall mean any member of the Board who is a “non-employee director” within the meaning of Rule 16b-3.

(l)                                     “Effective Date” shall mean the date specified in Section 13 hereof.

(m)                             “Employee” shall mean any person employed by the Bank or an Affiliate who is deemed an employee thereof for federal tax purposes.

(n)                                 “Exercise Price” shall mean the price per Share at which an Option may be exercised.

(o)                                 “ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)                                 “Market Value” shall mean the fair market value of the Common Stock, as determined under Section 7(b) hereof.

(q)                                 “Non-ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

(r)                                    “Option” means an ISO and/or a Non-ISO.

(s)                                   “Optioned Shares” shall mean Shares subject to an Award granted pursuant to this Plan.

(t)                                    “Participant” shall mean any Employee, Director, or Organizer who receives an Award pursuant to the Plan.   For purposes of this Plan, the term “Organizer” shall mean any person who contributed money for purposes of paying pre-opening organizational expenses of the Bank.

(u)                                 “Plan” shall mean this 2003 Pacific City Bank Stock Option Plan.

(v)                                 “Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(w)                               “Share” shall mean one share of Common Stock.

3.                                      Term of the Plan and Awards.

(a)                                 Term of the Plan. The Plan shall continue in effect for a term of 10 years from the Effective Date, unless sooner terminated pursuant to Section 15 hereof. No Award shall be granted under the Plan after the expiration of its term.

(b)                                 Term of Awards. The term of each Award granted under the Plan shall be established by the Board, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

4.                                      Shares Subject to the Plan.

Except as otherwise required by the provisions of Section 10 hereof, the aggregate number of Shares deliverable pursuant to all Awards shall not exceed 636,250 Shares. Until issuance, such Shares will be deemed authorized but unissued Shares. If any Awards expire, become unexercisable, or are forfeited for any reason, the Optioned Shares to which they apply shall be available for the grant of additional Awards under the Plan (unless the Plan has expired or been terminated).

5.                                      Administration of the Plan.

(a)                                 Administration. The Plan shall be administered by the Board which may, from time to time by resolution duly approved and adopted, delegate all or a portion of the administration of the Plan to the Committee.

(b)                                 Powers. Except as limited by the express provisions of the Plan or delegated by the Board to the Committee, the Board shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall make recommendations to the Board concerning Participants and may exercise such other power and authority as may be delegated to it by the Board from time to time.

(c)                                  Agreement. Each Award shall be evidenced by a written agreement containing such provisions, consistent with this Plan, as may be approved by the Board. Each such Agreement shall constitute a binding contract between the Bank and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, and shall set forth (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the vesting schedule for Optioned Shares, (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award, and (v) whether the Option is to be an ISO or a Non-ISO.

The Chairman of the Board and such other Directors and officers as shall be designated by the Board are hereby authorized to execute Agreements on behalf of the Bank and to cause them to be delivered to the recipients of Awards.

(d)                                 Effect of Decisions. All decisions, determinations and interpretations of the Board shall be final and conclusive on all persons affected thereby.

(e)                                  Indemnification. In addition to such other rights of indemnification as they may have, the members of the Board and the Committee shall be indemnified by the Bank in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, to the full extent provided for under the Bank’s governing instruments with respect to the indemnification of Directors.

6.                                      Grant of Options.

(a)                                 General Rule. Only Employees (as determined by the Board), Directors and Organizers shall be eligible to receive grants of Options pursuant to the Plan.

(b)                                 Special Rules for ISOs. The aggregate Market Value, as of the date the option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year, shall not exceed $100,000. Notwithstanding the foregoing, the Board may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitations shall be Non-ISOs.

(c)                                  Delivery of Information. The Bank shall deliver to each Participant the information and financial statements provided for in Rule 428(b) of the Securities and Exchange Commission’s Regulation C and by Section 260.140.46 of the Rules of the California Corporations Commissioner, at the times required by such rules.

7.                                      Exercise Price for Options

(a)                                 Limits on Board Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant, without taking into account any restrictions thereon. In the case of an Employee who owns Shares representing more than 10% of the Bank’s outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price under the ISO shall not be less than 110% of the Market Value of the Optioned Shares at the date the ISO is granted.

(b)                                 Standards for Determining Market Value. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market or Small Cap System) on the date at which Market Value if to be determined, then the Market Value per Share will be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the average of the highest bid and lowest asked price. If the Common Stock is traded on the NASDAQ OTC Bulletin Board, the Market Value per Share shall be the average of the highest bid and lowest asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be the fair market value thereof as determined by the Board, in its sole and absolute discretion.

8.                                      Exercise of Options.

(a)                                 Generally. Subject to subsection (e) below, any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share. Except as otherwise specifically set forth herein, an Option may be exercised only as to the portion thereof which is vested as of the time of exercise.

(b)                                 Procedure for Exercise. A Participant may exercise an unexpired Option, subject to provisions relative to its termination and any applicable limitations on its exercise set forth in the Agreement in which it is contained, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Bank with delivery of such notice, in cash (in the form of a certified or cashier’s check) of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Chief Financial Officer of the Bank at the Bank’s executive offices.

(c)                                  Period of Exercisability. Except to the extent otherwise provided in more restrictive terms of an Agreement, the vested portion of an Option may be exercised: (i) by a Participant other than an Employee or Director at any time before it expires; or (ii) by an Employee or a Director if he or she has either (A) maintained Continuous Service since the date of the grant of the Option, or (B) is exercising the Option within 90 days after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except as follows:

(1)                                 If the Employee’s or Director’s Continuous Service terminates for Just Cause, the Participant’s rights to exercise any Option shall expire on the date of termination. The term “Just Cause” shall mean any of the following: (i) material dishonesty with respect to any aspect of the Bank’s or an Affiliate’s affairs or business), (ii) incompetence which actually results in substantial harm to the Bank or an Affiliate or which could reasonably be expected to result in such harm, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, or (vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final court order.

(2)                                 If the Employee’s or Director’s Continuous Service terminates by reason of his or her death, then the Option of the deceased Participant shall be exercisable only as to those Optioned Shares vested at the time of the Participant’s death, and may be exercised with respect thereto within one year from the date of death (but not later than the date on which the Option would otherwise expire) by the Participant’s executor or administrator or the person or persons to whom the Participant’s rights under such Option shall have passed by will or by laws of descent and distribution.

(3)                                 If the Employee’s or Director’s Continuous Service terminates by reason of Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then the Option of the disabled Participant shall be exercisable only as to those Optioned Shares vested at the time of the participant’s Permanent and Total Disability, and may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

(d)                                 Effect of the Board’s Decisions. The Board’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

(e)                                  The vesting schedule for each Option shall be determined in the sole discretion of the Committee and shall be set forth in the Agreement. At least 20% of the Shares subject to each Option shall vest each year from the date the option is granted; provided, however, that the Committee shall not provide for vesting any more quickly than a three year period with one-third of the option vesting in each year. The vesting periods for Options need not be identical. Vesting shall cease immediately when the Participant ceases for any reason to be an Employee or Director, as the case may be, of the Bank or an Affiliate. If a Participant shall not in any given period exercise any part of an Option which has become exercisable during that period, the Participant’s right to exercise such part of the Option shall continue until expiration of the Option.

9.                                      Substitute Options.

Notwithstanding any other provisions of this Plan to the contrary, where the outstanding shares of another corporation are changed into or exchanged for shares of Common Stock of the Bank in a merger, consolidation, reorganization or similar transaction, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation, and the exercise price of the Optioned Shares subject to any Option so granted may be fixed at a price less than one hundred percent of the Market Value of the Common Stock at the time such Option is granted if said Exercise Price has been computed to be not less than the Exercise Price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Bank. The number of shares of the options of the other corporation shall also be adjusted in accordance with the exchange ratio so that any substituted Option shall reflect such adjustment.

10.                               Effect of Changes in Common Stock Subject to the Plan.

(a)                                 Recapitalizations, Stock Splits and Other Changes to Capital. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards (and the Exercise Price thereof), shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Bank which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Bank.

(b)                                 Transactions in which the Bank Is Not the Surviving Entity. This Plan shall terminate on the effective date of any of the following transactions:  (i) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving entity, (iii) the sale or disposition of all or substantially all of the Bank’s assets or (iv) a tender offer or acquisition by one person or a group of persons acting in concert of more than 50% of the Bank’s outstanding Shares (any of the foregoing to be referred to herein as a “Transaction”). No Awards may be made after the Board of Directors has approved a Transaction, unless the Transaction is cancelled or terminated before becoming effective, in which event the Plan shall not terminate, and Options not exercised while the Transaction was pending shall resume the status they had prior to the announcement of the Transaction.

As soon as possible after the Board of Directors has approved a Transaction, the Board shall notify each Participant thereof. Notice shall be deemed given on the date it is personally delivered to the Participant, or on the third business day after it is mailed, with first-class postage prepaid, to the Participant’s last known address. Upon the giving of such notice, and provided that the date of the Transactions is more than three years after the granting of an Option, any Option shall become exercisable in full as to all remaining Shares. All Options not sooner exercised shall terminate at the close of business on the 30th day after such notice is given, unless provision is made in connection with the Transaction for assumption of outstanding Options or payment therefor, or substitution for such Options of new options covering stock of a successor corporation, or of its parent or subsidiary, with appropriate adjustments as to number and kind of shares and prices. The Bank shall have no obligation to make any such provision. The provisions of this subsection (b) shall not apply if the Bank is the surviving entity in any such Transaction or if the Transaction occurs within three years of the grant of the Option.

(c)                                  Special Rule for ISOs. Any adjustment made pursuant to subsections (a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d)                                 Conditions and Restrictions on New, Additional or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section 10, a Participant becomes entitled to new, additional or different shares of stock or securities, such new, additional or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(e)                                  Other Issuances. Except as expressly provided in this Section 10, the issuance by the Bank or an Affiliate of shares of stock of any class, or of securities convertible into Shares or securities of another class, for cash, property or any lawful consideration, either upon direct sale or upon the exercise of rights or warrants to purchase the same, shall have no effect upon, and no adjustment shall be made with respect to, the number, class, Exercise Price or other characteristics of Shares then subject to Awards or reserved for issuance under the Plan.

11.                               Non-Transferability of Awards.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). An Award may be exercised only by a Participant, the Participant’s personal representative, heirs or a permitted transferee.

12.                               Time of Granting Awards.

The date of grant of an Award shall be the date on which the Board makes the determination to grant such Award.

13.                               Effective Date.

The Plan shall become effective immediately upon its approval by a favorable vote of stockholders owning at least a majority of the Shares eligible to be cast at a meeting duly held in accordance with applicable laws.

14.                               Modification of Awards.

At any time, and from time to time, the Board may execute an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him or her by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

15.                               Amendment and Termination of the Plan.

The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan.

Except for any changes that may be required to be made at the direction of a bank regulatory agency, shareholder approval must be obtained for any amendment of the Plan that would change the number of Shares subject to the Plan (except in accordance with Section 10 above), change the category of persons eligible to be Participants, or increase the maximum term of the Options that may be granted under the Plan.

No amendment, suspension or termination of the Plan shall, without the consent of any affected Participant, alter or impair any rights or obligations under any Award theretofore granted.

16.                               Conditions to Issuance of Shares.

(a)                                 Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and regulations, and the requirements of any stock exchange upon which the Shares may then be listed.

(b)                                 Special Circumstance. The inability of the Bank to obtain approval from any regulatory body or authority deemed by the Bank’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank of any liability arising out of or in connection with its inability to issue or sell such Shares.

(c)                                  Discretion. The Board shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable.

17.                               Reservation of Shares.

The Bank, during the term of the Plan, shall reserve and keep available a number of authorized and unissued Shares sufficient to satisfy the requirements of the Plan.

18.                               Withholding Tax.

The Bank’s obligation to deliver Shares upon exercise of Options shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Board, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Bank withhold Shares, or to deliver to the Bank Shares the Participant already owns, having a value equal to the amount required to be withheld. The value of Shares to be with withheld, or delivered to the Bank, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Bank may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

19.                               No Employment or Other Rights.

In no event shall an Employee’s or Director’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Bank or any Affiliate of such corporations.

20.                               Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of California, except to the extent that federal law shall be deemed to apply.

21.                               FDIC Statement of Policy.

In accordance with the Federal Deposit Insurance Corporation’s (the “FDIC”) Statement of Policy and notwithstanding anything herein contained to the contrary, the FDIC shall have the authority to direct the Bank, and the Bank shall have the authority, to require Participants to exercise or forfeit their Options if the Bank’s capital falls below the minimum requirements, as determined by the California Department of Financial Institutions or the FDIC.